Ex.10.1 TRANSITION AND BOARD SERVICE AGREEMENT June 29, 2026 Mr. Dhiren Fonseca At the address on file with the Company Dear Dhiren: This Transition and Board Service Agreement (the “Agreement”) confirms the agreement between you and Rent the Runway, Inc. (together with its subsidiaries and affiliates, the “Company”) describing the terms and conditions of the transition of your employment and role to a non-executive member of the Company’s Board of Directors (the “Board”). 1. Transition. Your title of Executive Chair of the Company, as set forth in the employment agreement by and between you and the Company, executed as of February 24, 2026 and effective as of October 28, 2025 (the “Employment Agreement”), will cease effective as of the earlier of (i) the Company’s appointment of a permanent Chief Executive Officer and (ii) January 31, 2027 (such earliest date to occur, the “Transition Date”). Effective July 1, 2026, your status shall be that of a Board member and not an employee or officer of the Company. During the period between July 1, 2026 and the Transition Date (the “Transition Period”), you will reasonably cooperate to effect an orderly, smooth and efficient transition of your duties and responsibilities as the Company may reasonably direct. 2. Accrued Obligations. The Company will pay you any (i) earned but unpaid base salary in accordance with the Company’s regular payroll processes, (ii) amounts owing under applicable employee benefit plans and (iii) reimbursement of any incurred but unreimbursed business expenses submitted within 30 days of the date hereof (in accordance with the Company’s Business Travel & Expense Policy) (collectively, the “Accrued Obligations”). You are entitled to payment of the Accrued Obligations regardless of whether you execute this Agreement and the Reaffirmation (as defined below). 3. Board Service. Effective as of July 1, 2026, your service on the Board will become that of a non-employee director. You will receive cash compensation in connection with your Board service on and following July 1, 2026. You will be eligible to receive an equity grant in connection with your Board service following the Company’s 2027 annual meeting of stockholders (subject to your continued service as a member of the Board and the term and conditions of the Company’s Non- Employee Director Compensation Program then in effect). 4. Equity Awards; Refinancing Transaction Bonus; Taxes. Effective as of the date hereof, the performance stock units (“PSUs”) granted pursuant to the Notice of Performance Stock Unit Award and Performance Stock Unit Award Agreement between you and the Company dated as of February 27, 2026 (together, the “PSU Award”) and the Refinancing Transaction Bonus set forth in Section 4 of the

2 Employment Agreement shall be cancelled and forfeited in their entirety. Effective as of the date hereof and subject to Section 7, 134,648 restricted stock units (“RSUs”) subject to the Notice of Restricted Stock Unit Inducement Award and Restricted Stock Unit Inducement Award Agreement, between you and the Company dated as of February 27, 2026 (together, the “RSU Award”), representing pro-rata vesting from October 28, 2025 through June 30, 2026, shall accelerate and vest (the “Accelerated RSUs”). All RSUs granted under the RSU Award other than the Accelerated RSUs shall be cancelled and forfeited in their entirety for no consideration as of the date hereof. The Accelerated RSUs shall be delivered to you in shares of the Company’s Class A common stock in accordance with, and shall otherwise remain subject to, the terms and conditions of the RSU Award. In addition, the Company will reimburse you for the incremental cost of tax return preparation services for fiscal year 2026, up to a maximum of $10,000, resulting from New York State taxes, if any, incurred as a result of your employment with the Company, within 30 days following your delivery of an invoice therefor. 5. COBRA. If you properly and timely exercise your right to continue medical, dental and/or vision coverages, as applicable, under the Company’s group health insurance plan in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) continuation coverage requirements, from July 1, 2026 to the Transition Date (or, if earlier, the first date following the date hereof upon which you are eligible to receive comparable group welfare benefits from a subsequent employer), then the Company will pay the full cost of COBRA coverage for the group welfare benefits in effect at the date hereof (or generally comparable coverage) for you and your spouse and eligible dependents, as the same may be changed from time to time for the senior-most executives of the Company generally, as if you had continued in employment during such period. Notwithstanding the foregoing, to the extent such coverage is not permitted by the Company’s insurance carrier(s) or applicable law, the Company shall instead reimburse you for your reasonable, documented costs of purchasing comparable replacement coverage for the applicable period. After the Transition Date, you may continue such COBRA coverage for the remainder of the COBRA period at your own expense and in accordance with the terms of the applicable plans and COBRA. You will provide notice of your eligibility of comparable group welfare benefits from a subsequent employer to legal@renttherunway.com as soon as reasonably practicable following the date you become eligible for such benefits. You understand that the Company will no longer pay for any COBRA coverage as of the earliest date you are eligible to receive such benefits from a subsequent employer (whether or not you enroll). You also understand that should you fail to provide the notice required by this paragraph and the Company already has paid for COBRA coverage on your behalf that extends after such date, you agree to reimburse the Company for such amounts. 6. No Further Payments or Benefits. You acknowledge and agree that you are not entitled to any additional compensation and benefits from the Company, whether

3 under the Employment Agreement, the PSU Award or the RSU Award, other than as set forth in this Agreement. 7. Release of All Claims. (a) Release. In consideration for the Accelerated RSUs, COBRA coverage, and other good and valuable consideration, you acknowledge and agree that you shall execute and be bound by the release of claims attached as Exhibit A to the Employment Agreement, which is attached hereto as Exhibit A (the “Release”). (b) Executive Affirmations. In connection with your execution and nonrevocation of the Release, you agree that you have been paid and/or received all leave (paid or unpaid), compensation, wages, bonuses, severance or termination pay, commissions, notice period and/or benefits to which you may have been entitled and that no other remuneration or benefits are due to you, except as set forth in this Agreement. You affirm that you have had no known workplace injuries or occupational diseases. The Company’s obligations under this Agreement are in full discharge of any and all of the Company’s liabilities and obligations to you of any type whatsoever, whether written or oral, including, without limitation, any claim for guaranteed employment, severance pay, bonus compensation or other remuneration of any type, whether under a plan, individual agreement or otherwise. Subject to Section 10, you represent that you have disclosed to the Company any information you have concerning any fraudulent or unlawful conduct involving the Company Released Parties (as defined in the Release). You represent and warrant that you are not aware of any facts, events or circumstances existing as of the date hereof that would reasonably be expected to give rise to a termination of your employment by the Company for Cause. (c) Executive Reaffirmation. You hereby agree to reaffirm your waiver and release of claims pursuant to this Section 7 and the Release attached hereto as Exhibit A on or within five days following the Transition Date by signing the second signature line of this Agreement (the “Reaffirmation”). You may revoke the Reaffirmation after signing it by delivering a written notice of your decision to revoke to the Company within seven calendar days after the Transition Date. You understand that this Reaffirmation and your right to receive the payments and benefits set forth in this Agreement (excluding the Accrued Obligations) shall be forfeited in its entirety if you fail to execute and return the Reaffirmation or if you revoke your execution of the Reaffirmation within such seven-calendar day period. You acknowledge and agree that this Reaffirmation shall become effective on the first day after the seven-calendar day revocation period. You may not execute the Reaffirmation at any time prior to the Transition Date.

4 8. Employment Agreement; Executive Chair Letter. You and the Company will remain bound by Sections 5(c), 5(d), 7, 8, 9, 11, 17 and 19 of the Employment Agreement and any other restrictive covenants in any other agreement between you and the Company, which are incorporated herein by reference. The Executive Chair Letter between you and the Company dated October 28, 2025 and all other provisions of the Employment Agreement other than the foregoing shall be deemed terminated and of no further force or effect as of the date hereof. For the avoidance of doubt, nothing in this Agreement forms the basis for a resignation for Good Reason (as defined in the Employment Agreement) and any right to resign for Good Reason is terminated and of no further force or effect as of the date hereof. You will remain bound by the Company’s policies and agreements entered into between you and the Company applicable to your Board service. 9. Confidentiality of this Agreement. Subject to Section 10 and any required public filings, you and the Company agree that you and the Company have not, and in the future will not, disclose to any other person or entity (directly or indirectly) the circumstances leading up to this Agreement without the prior written consent of the Board or you as applicable, except (i) as may be required pursuant to a valid subpoena, a request by a government agency in connection with any charge filed, investigation or proceeding or as otherwise required by law and (ii) for you, to your immediate family members, financial advisors and attorneys, provided that you first inform them of the confidentiality of this Agreement and they agree to maintain its confidentiality and, for the Company, to its employees and advisors who may need to be informed of the circumstances leading up to this Agreement. 10. Preservation of Rights. (a) Nothing in this Agreement shall waive any right that is not subject to waiver by private agreement, including without limitation any claims arising under state unemployment insurance or workers’ compensation laws, or a challenge to the validity of this Agreement. (b) You acknowledge and agree that nothing contained in this Agreement shall be construed to prohibit you from filing a charge with or participating in any investigation or proceeding conducted by the federal Equal Employment Opportunity Commission or a comparable state or local agency. You further understand that nothing contained in this Agreement shall be construed to limit, restrict or in any other way affect your communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to such governmental agency or entity. (c) Nothing in this Agreement or otherwise limits your ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the SEC, any other federal, state or local governmental agency or commission (“Government Agency”) or self-regulatory organization regarding

5 possible legal violations, without disclosure to the Company. The Company may not retaliate against you for any of these activities, and nothing in this Agreement requires you to waive any monetary award or other payment that you might become entitled to from the SEC or any other Government Agency or self-regulatory organization. Moreover, nothing in this Agreement or otherwise prohibits you from notifying the Company that you are going to make a report or disclosure to law enforcement. 11. Severability. If any term of this Agreement is held to be invalid, void or unenforceable, the remainder of this Agreement will remain in full force and effect and will in no way be affected, and the parties will use their best efforts to find an alternate way to achieve the same result. 12. Choice of Law. This Agreement will be construed and interpreted in accordance with the laws of the State of New York. 13. Execution. This Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one agreement. Execution of an electronic copy will have the same force and effect as execution of an original, and an electronic signature will be deemed an original and valid signature. 14. Binding Effect. This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns, and any payments due following your death shall be made to your estate or beneficiaries. 15. Entire Agreement. Except as expressly provided in this Agreement, this Agreement constitutes the complete understanding between the Company and you regarding the subject matter of this Agreement and this Agreement supersedes and renders null and void all prior agreements, understandings and discussions, whether written or oral, between you and the Company. If any term in this Agreement conflicts with terms in any other agreements between you and the Company, this Agreement shall control. This Agreement may be modified only in a written document signed by you and a duly authorized officer of the Company. 16. Consideration and Revocation Periods. You agree by your signature below that you had, and that the Company gave you, at least 21 days to review and consider this Agreement before signing it, and that such period was sufficient for you to fully and completely consider all of its terms. The Company hereby advises you to discuss this Agreement with your own attorney during this period if you wish to do so. You may accept this Agreement by delivering a copy of the Agreement signed by you to Cara Schembri, cara@renttherunway.com, within 21 days from the day you receive the Agreement. You may revoke your acceptance of the Agreement for a period of seven days after signing the Agreement by delivering written notification within that seven-day period. If you do not revoke your acceptance of the Agreement, it will be effective on the eighth day after you sign it. If you revoke

6 your acceptance of this Agreement, you will not be entitled to the compensation, benefits and other consideration provided for herein. You agree that you have carefully read this Agreement, fully understand what it means and are entering into it voluntarily without duress, coercion, fraud, misrepresentation or threat to withdraw or alter the offer prior to the expiration of the 21-day consideration period. [Signature Page Follows]

Please indicate your agreement with the above terms by signing below. Very truly yours, /s/ Cara Schembri Cara Schembri Chief Legal and Administrative Officer Rent the Runway, Inc. I agree to the terms of this Agreement. /s/ Dhiren Fonseca Dhiren Fonseca Dated: July 1, 2026 REAFFIRMATION You may not execute this Reaffirmation at any time prior to the Transition Date. I hereby reaffirm my agreement to the terms of this Agreement, effective as of the Transition Date. Dhiren Fonseca Dated: _______________________________

1 Exhibit A RELEASE This Release of Claims (this “Release”) is entered into pursuant to the Employment Agreement, executed as of February 24, 2026 and effective as of October 28, 2025, to which Dhiren Fonseca (the “Employee”) and Rent the Runway, Inc., a Delaware corporation (the “Company”), are parties, as such agreement is from time to time amended in accordance with its terms (the “Employment Agreement”). 1. Release of Claims by Employee. (a) Pursuant to the Employment Agreement, the Employee, with the intention of binding himself and his heirs, executors, administrators and assigns (collectively, and together with the Employee, the “Employee Releasors”), hereby releases, remises, acquits and forever discharges the Company and each of its subsidiaries and affiliates (the “Company Affiliated Group”), and their past and present directors, employees, stockholders, agents, attorneys, accountants, representatives, plan fiduciaries, and the successors, predecessors and assigns of each of the foregoing (collectively, and together with the members of the Company Affiliated Group, the “Company Released Parties”), of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys’ fees and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise and whether now known or unknown, suspected or unsuspected, that arise out of, or relate in any way to, the Employee’s employment with the Company or the termination of such employment (collectively, “Released Claims”) and that the Employee, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, against any Company Released Party in any capacity, including any and all Released Claims arising out of or in any way connected with the Employee’s service to any member of the Company Affiliated Group (or the predecessors thereof) in any capacity (including as an employee, officer or director), or the termination of such service in any such capacity, for severance or vacation benefits, unpaid wages, salary or incentive payments, for breach of contract, wrongful discharge, impairment of economic opportunity, defamation, intentional infliction of emotional harm or other tort, for any violation of applicable federal, state and local labor and employment laws (including all laws concerning unlawful and unfair labor and employment practices) and for employment discrimination under any applicable federal, state or local statute, provision, order or regulation, and including, without limitation but only to extent applicable, any claim under Title VII of the Civil Rights Act of 1964 (“Title VII”), the Age Discrimination in Employment Act (“ADEA”) and any similar or analogous state statute, excepting only that no claim in respect of any of the following rights shall constitute a Released Claim: (1) any right arising under, or preserved by, this Release; (2) any right arising under Section 4 or Section 6 of the Employment Agreement which are meant to last following the Employee’s termination of employment with

2 the Company, or by which its terms arises following the date hereof under another section of the Employment Agreement; (3) any claim related solely to the Employee’s status as an equityholder of the Company or any affiliate thereof; (4) any right to indemnification under (i) applicable law, (ii) the Employment Agreement, (iii) the limited liability agreement, partnership agreement, by-laws or certificate of incorporation of any Company Released Party, (iv) any other agreement between the Employee and a Company Released Party or (v) as an insured under any director’s and officer’s liability insurance policy now or previously in force; or (5) any claim for vested benefits under any health, disability, retirement, life insurance or similar employee benefit plan of the Company Affiliated Group. (b) No Employee Releasor shall file or cause to be filed any action, suit, claim, charge or proceeding with any governmental agency, court or tribunal relating to any Released Claim within the scope of this Section 1. (c) In the event any action, suit, claim, charge or proceeding within the scope of this Section 1 is brought by any government agency, putative class representative or other third Party to vindicate any alleged rights of the Employee, the Employee shall, except to the extent required or compelled by law, legal process or subpoena, refrain from participating, testifying or producing documents therein, and all damages, inclusive of attorneys’ fees, if any, required to be paid to the Employee by the Company as a consequence of such action, suit, claim, charge or proceeding shall be repaid to the Company by the Employee within ten (10) calendar days of his receipt thereof. (d) The amounts and other benefits set forth in Section 6 of the Employment Agreement, to which the Employee would not be entitled in the absence of this Release, are being paid to the Employee in return for the Employee’s execution and nonrevocation of this Release and the Employee’s agreements and covenants contained in the Employment Agreement. The Employee acknowledges and agrees that the release of claims set forth in this Section 1 is not to be construed in any way as an admission of any liability whatsoever by any Company Released Party, any such liability being expressly denied. (e) The release of claims set forth in this Section 1 applies to any relief in respect of any Released Claim of any kind, no matter how called, including wages, back pay, front pay, compensatory damages, liquidated damages, punitive damages, damages for pain or suffering, costs, and attorney’s fees and expenses. The Employee specifically acknowledges that his acceptance of the terms of the release of claims set forth in this Section 1 is, among other things, a specific waiver of his rights, claims and causes of action under Title VII, ADEA and any state or local law or regulation in respect of discrimination of any kind; provided, however, that nothing herein shall be deemed, nor does anything contained herein purport, to be a waiver of any right or claim or cause of action which by law the Employee is not permitted to waive. Nothing in this Release shall prohibit the Employee from reporting possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and

3 rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation. Furthermore, the terms of Section 18 of the Employment Agreement shall apply mutatis mutandis hereunder. Nevertheless, the Employee acknowledges and agrees that by virtue of this Release, the Employee has waived any relief available to the Employee from any Company Released Party (including without limitation, monetary damages, equitable relief and reinstatement) under any of the claims and/or causes of action waived in this Agreement. Therefore, except as set forth herein, the Employee agrees that the Employee will not seek or accept any award or settlement from any Company Released Party (including but not limited to any proceeding brought by any other person or by any governmental agency) with respect to any claim or right waived pursuant to this Release. This Release does not, however, waive or release the Employee’s right to receive a monetary award from any governmental agency or self-regulatory organization for information provided to any governmental agency or self-regulatory organization. 2. Voluntary Execution of Agreement. BY HIS SIGNATURE BELOW, THE EMPLOYEE ACKNOWLEDGES THAT: (a) HE HAS RECEIVED A COPY OF THIS RELEASE AND WAS OFFERED A PERIOD OF 21 DAYS TO REVIEW AND CONSIDER IT; (b) IF HE SIGNS THIS RELEASE PRIOR TO THE EXPIRATION OF 21 CALENDAR DAYS, HE KNOWINGLY AND VOLUNTARILY WAIVES AND GIVES UP THIS RIGHT OF REVIEW; (c) HE HAS THE RIGHT TO REVOKE THIS RELEASE FOR A PERIOD OF SEVEN CALENDAR DAYS AFTER HE SIGNS IT BY MAILING OR DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE COMPANY NO LATER THAN THE CLOSE OF BUSINESS ON THE SEVENTH CALENDAR DAY AFTER THE DAY ON WHICH HE SIGNED THIS RELEASE; (d) THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE FOREGOING SEVEN-DAY REVOCATION PERIOD HAS EXPIRED WITHOUT THE RELEASE HAVING BEEN REVOKED; (e) THIS RELEASE WILL BE FINAL AND BINDING AFTER THE EXPIRATION OF THE FOREGOING REVOCATION PERIOD REFERRED TO IN SECTION 2(c) HEREOF, AND FOLLOWING SUCH REVOCATION PERIOD, THE EMPLOYEE AGREES NOT TO CHALLENGE ITS ENFORCEABILITY; (f) HE IS AWARE OF HIS RIGHT TO CONSULT AN ATTORNEY, HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY, AND HAS HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY, IF DESIRED, PRIOR TO SIGNING THIS RELEASE;

4 (g) NO PROMISE OR INDUCEMENT FOR THIS RELEASE HAS BEEN MADE EXCEPT AS SET FORTH IN THE EMPLOYMENT AGREEMENT AND THIS RELEASE; (h) HE HAS CAREFULLY READ THIS RELEASE, ACKNOWLEDGES THAT HE HAS NOT RELIED ON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, NOT SET FORTH IN THIS DOCUMENT OR THE EMPLOYMENT AGREEMENT, AND WARRANTS AND REPRESENTS THAT HE IS SIGNING THIS RELEASE KNOWINGLY AND VOLUNTARILY. 3. Miscellaneous. The provisions of the Employment Agreement relating to representations, successors, notices, amendments/waivers, headings, severability, choice of law, references, arbitration and counterparts/faxed signatures, shall apply to this Release as if set fully forth in full herein, with references in such Sections to “this Agreement” being deemed, as appropriate, to be references to this Release. For avoidance of doubt, this Section 3 has been included in this Release solely for the purpose of avoiding the need to repeat herein the full text of the referenced provisions of the Employment Agreement. [Signature page follows]

IN WITNESS WHEREOF, the Employee has acknowledged, executed and delivered this Release as of the date indicated below. EMPLOYEE: Dhiren Fonseca Date of Execution: _____________________